Exhibit 10.1
PERSONAL AND CONFIDENTIAL

HAND DELIVERY

To: André Calantzopoulos                             Lausanne, April 28, 2021

Dear André,

We are pleased to confirm your appointment, effective May 5, 2021, to the position of Executive Chairman.

Your gross base salary will be:     CHF 1,000,000.-- annually     CHF 76,923.08 monthly

You will be removed from the Company’s salary grade structure.

You will no longer be eligible to participate in the Incentive Compensation Award Program.

You will continue to be eligible to participate in the Equity Award Program, which is administered at the sole discretion of the Compensation and Leadership Development Committee of the Board of Directors of Philip Morris International Inc. pursuant and subject to the terms of the 2017 Performance Incentive Plan (or any similar plan adopted from time to time).

Your annual Equity Award target will be as follows:

Target % (1)

Equity Award	300% of annual base salary (40% in the form of Restricted Stock Units and 60% in the form of Performance Share Units)

It is agreed and understood that this letter will for all purposes be regarded as a continuation of your employment with Philip Morris Products S.A.

All other conditions relating to your employment with Philip Morris Products S.A. remain as stated in your employment contract and, if applicable, in any subsequent amendments.

We would like to take this opportunity to wish you continued success and satisfaction.

Yours sincerely,

PHILIP MORRIS PRODUCTS S.A.

/s/ CHARLES BENDOTTI	/s/ CONSTANTIN ROMANOV
Charles Bendotti	Constantin Romanov
Global Head of People & Culture	Global Head of Total Rewards

Read and approved:	/s/ ANDRÉ CALANTZOPOULOS	Date:	______________
(André Calantzopoulos)

(1) The Equity Award Program is discretionary and does not obligate the Company to make an award nor entitles employees to receive an award. Eligibility to participate in the Program does not guarantee receipt of an award and receiving an annual award does not guarantee receipt of an award in the future. Any awards that are made may be higher or lower than the target mentioned above. Targets may be amended at the discretion of the Compensation and Leadership Development Committee of the Board of Directors at any time without prior notice.
Philip Morris Products S.A., Avenue de Rhodanie 50, 1007 Lausanne, Switzerland
T:+41 (58) 242 00 00, F: +41 (58) 242 01 01